                           Offer to Purchase for Cash
                                       by
[LIBBEY LOGO]                     LIBBEY INC.
                                       of

                   Up to 1,500,000 Shares of its Common Stock
                  at a Purchase Price not greater than $26.50
                         nor less than $23.50 per share

THE TENDER OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 17, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated February 18, 2003, and the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the tender offer, in connection with the offer by Libbey Inc., a Delaware corporation ("Libbey"), to purchase for cash up to 1,500,000 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, not greater than $26.50 nor less than $23.50 per share, on the terms and subject to the conditions of the tender offer.

     On the terms and subject to the conditions of the tender offer, Libbey will determine a single per share price, not greater than $26.50 nor less than $23.50 per share, that it will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. Libbey will select the lowest purchase price that will allow it to purchase 1,500,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $26.50 nor less than $23.50 per share. All shares properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by Libbey, on the terms and subject to the conditions of the tender offer, including proration provisions. All shares acquired in the tender offer will be acquired at the same purchase price. All shares tendered and purchased will include the associated preferred stock purchase rights issued pursuant to a Rights Agreement between Libbey and The Bank of New York, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights. Libbey reserves the right, in its sole discretion, to purchase more than 1,500,000 shares in the tender offer, subject to applicable law. Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions will be returned to the tendering stockholders at Libbey's expense promptly after the expiration of the tender offer. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 1,500,000 shares (or such greater number of shares as Libbey may elect to purchase pursuant to the tender offer), Libbey will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Libbey all shares so tendered.

     On the terms and subject to the conditions of the tender offer, if at the expiration of the tender offer more than 1,500,000 shares (or any such greater number of shares as Libbey may elect to purchase) are properly tendered at or below the purchase price, Libbey will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in Libbey's 401(k) Plans) (an "Odd Lot Holder") who properly tender all their shares at or below the purchase price selected by Libbey, second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by Libbey, subject to any conditional tenders, and third, if necessary to permit Libbey to purchase 1,500,000 shares, from holders who have tendered only shares subject to the condition that a specified minimum number of the holder's shares are purchased in the tender offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares) by random lot, to the extent feasible. See Section 1 and Section 6 of the Offer to Purchase.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL

FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.

     Please note the following:

          1. You may tender your shares at prices not greater than $26.50 nor less than $23.50 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          4. The tender offer, withdrawal rights and proration period will expire at 12:00 Midnight, New York City time, on Monday, March 17, 2003, unless Libbey extends the tender offer.

          5. The tender offer is for 1,500,000 shares, constituting approximately 10.25% of the shares outstanding as of Februay 12, 2003.

          6. Tendering stockholders who are registered stockholders or who tender their shares directly to The Bank of New York will not be obligated to pay any brokerage commissions or fees to Libbey or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Libbey's purchase of shares under the tender offer.

          7. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          8. If you are an Odd Lot Holder and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration of the tender offer and check the box captioned "Odd Lots" on the attached Instruction Form, Libbey, on the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          9. If you wish to condition your tender upon the purchase of all shares tendered or upon Libbey's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Libbey's purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned "Conditional Tender" in the attached Instruction Form.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION SHEET SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 17, 2003.

     The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Libbey. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Libbey residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                                INSTRUCTION FORM
                                WITH RESPECT TO

                           Offer to Purchase for Cash
                                       by
[LIBBEY LOGO]                     LIBBEY INC.
                                       of

                   Up to 1,500,000 Shares of its Common Stock
                  at a Purchase Price not greater than $26.50
                         nor less than $23.50 per share

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 18, 2003, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Libbey Inc., a Delaware corporation ("Libbey"), to purchase for cash up to 1,500,000 shares of its common stock, $0.01 par value per share, including the associated preferred stock purchase rights, at a price, net to the seller in cash, without interest, not greater than $26.50 nor less than $23.50 per share, specified by the undersigned, on the terms and subject to the conditions of the tender offer.

     The undersigned hereby instruct(s) you to tender to Libbey the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the tender offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED: ________ SHARES*

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Libbey in accordance with the terms of the tender offer.

     [ ] I want to maximize the chance of having Libbey accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price determined by Libbey in accordance with the terms of the tender offer and resulting from the tender offer process. This action could result in receiving a price per share as low as $23.50 per share.
                                       OR

(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Libbey for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

                  PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
                               ARE BEING TENDERED

[ ] $23.50              [ ] $24.30               [ ] $25.10               [ ] $25.90
[ ] $23.60              [ ] $24.40               [ ] $25.20               [ ] $26.00
[ ] $23.70              [ ] $24.50               [ ] $25.30               [ ] $26.10
[ ] $23.80              [ ] $24.60               [ ] $25.40               [ ] $26.20
[ ] $23.90              [ ] $24.70               [ ] $25.50               [ ] $26.30
[ ] $24.00              [ ] $24.80               [ ] $25.60               [ ] $26.40
[ ] $24.10              [ ] $24.90               [ ] $25.70               [ ] $26.50
[ ] $24.20              [ ] $25.00               [ ] $25.80

   CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED
                   ABOVE, THERE IS NO VALID TENDER OF SHARES.

                                    ODD LOTS
               (SEE INSTRUCTION 10 IN THE LETTER OF TRANSMITTAL)

     To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE BOX):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

    In addition, the undersigned is tendering shares either (CHECK ONE BOX):

[ ] at the purchase price, as the same shall be determined by Libbey in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

[ ] at the price per share indicated below under "Shares Tendered at Price
    Determined by Stockholder."

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 7 IN THE LETTER OF TRANSMITTAL)

     A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate in the box captioned "Conditional Tender" below. Unless the minimum number of shares indicated below is purchased by Libbey in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and Libbey urges stockholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Minimum number of shares that must be purchased, if any are purchased:
------------------ shares.

     If, because of proration, the minimum number of shares designated will not be purchased, Libbey may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box.

[ ] The tendered shares represent all shares held by the undersigned.

     THE METHOD OF DELIVERY OF THIS DOCUMENT, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     LIBBEY'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER LIBBEY NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, NOR THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING LIBBEY'S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR.

     LIBBEY'S DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED LIBBEY THAT THEY DO NOT INTEND TO TENDER ANY SHARES IN THE TENDER OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE.

Signature(s):
             -------------------------------------------------------------------

Name(s):
        ------------------------------------------------------------------------
                                 (PLEASE PRINT)

Taxpayer Identification or Social Security
Number:
       -------------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code/Phone Number:
                       ---------------------------------------------------------

Date:
     ---------------------------------------------------------------------------